Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	312-212-6714
abovis@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces First Quarter 2020 Financial Results
FIRST QUARTER 2020 HIGHLIGHTS

•	Revenues increased $18.2 million, or 8.9%, to $222.6 million in Q1 2020 from $204.4 million in Q1 2019.

•
Net loss from continuing operations, which includes non-cash pretax goodwill impairment charges of $59.8 million related to the company's Business Advisory segment, was $42.3 million in Q1 2020 compared to net income from continuing operations of $3.4 million in Q1 2019.

•	Adjusted EBITDA(7), a non-GAAP measure, increased $1.0 million, or 5.6%, to $19.0 million in Q1 2020 from $18.0 million in Q1 2019.

•	Diluted loss per share from continuing operations was $1.94 in Q1 2020 compared to diluted earnings per share from continuing operations of $0.15 in Q1 2019.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, increased $0.04, or 10.0%, to $0.44 in Q1 2020 from $0.40 in Q1 2019.

•	Due to uncertainties regarding the duration and impact of the coronavirus (COVID-19) pandemic, Huron is withdrawing its previously announced full year 2020 guidance.

•	Huron borrowed $125.0 million on the Company's revolving credit facility during Q1 2020 to maintain excess cash and support liquidity during the period of uncertainty created by the COVID-19 pandemic.
CHICAGO - Apr 30, 2020 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the first quarter ended March 31, 2020.
“Driven by organic growth across all three operating segments, Huron delivered 9% revenue growth in the first quarter,” said James H. Roth, chief executive officer of Huron. “While I am pleased with our first quarter results, the COVID-19 pandemic has created significant uncertainties for our clients, limiting our visibility in the near term.”
“Despite these uncertainties, our clients’ needs have only increased during this period, and we believe that our transformational services will continue to be in strong demand when the economy stabilizes. In the interim, we have taken appropriate actions to manage our balance sheet and expenses that give us confidence in our financial position,” added Roth.

COVID-19 IMPACT
The company is closely monitoring the impact of the COVID-19 pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. While the COVID-19 pandemic did not have a significant impact on its consolidated revenues in the first quarter of 2020, the company expects the COVID-19 pandemic to have an unfavorable impact on its sales and business development activities and full year 2020 results. However, given the dynamic nature of these circumstances, the full impact of the COVID-19 pandemic on the company's consolidated operations and overall financial performance is uncertain at this time.
FIRST QUARTER 2020 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $18.2 million, or 8.9%, to $222.6 million for the first quarter of 2020, compared to $204.4 million for the first quarter of 2019.
Net loss from continuing operations was $42.3 million for the first quarter of 2020, compared to net income from continuing operations of $3.4 million for the same quarter last year. Diluted loss per share from continuing operations was $1.94 for the first quarter of 2020, compared to diluted earnings per share from continuing operations of $0.15 for the first quarter of 2019. First quarter 2020 results reflect non-cash pretax charges totaling $59.8 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment. The impairment charges are non-cash in nature and do not affect the company's liquidity or debt covenants.
First quarter 2020 loss before interest, taxes, depreciation and amortization was $43.7 million, compared to earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) of $17.3 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2020	2019
Amortization of intangible assets	$3,209	$4,517
Restructuring and other charges	$2,458	$1,275
Litigation and other gains	$(150)	$(456)
Goodwill impairment charges	$59,816	$—
Non-cash interest on convertible notes	$—	$2,120
Loss on sale of business	$102	$—
Tax effect of adjustments	$(13,409)	$(1,953)
Foreign currency transaction losses (gains), net	$520	$(82)
Adjusted EBITDA(7) increased $1.0 million, or 5.6%, to $19.0 million, or 8.5% of revenues, in the first quarter of 2020, from $18.0 million, or 8.8% of revenues, in the same prior year period. Adjusted net income from continuing operations(7) increased $0.9 million to $9.8 million, or $0.44 per diluted share, for the first quarter of 2020, from $8.9 million, or $0.40 per diluted share, for the same prior year period.
The average number of full-time billable consultants(2) increased 13.4% to 2,595 in the first quarter of 2020 from 2,289 in the same quarter last year. Full-time billable consultant utilization rate(3) was 72.9% during the first quarter of 2020, compared to 75.9% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $204 for the first quarter of 2020, compared to $210 for the first quarter of 2019. The average number of full-time equivalent professionals(6) was 358 in the first quarter of 2020, compared to 267 for the same period in 2019.

OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s first quarter 2020 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (43%); Business Advisory (29%); and Education (28%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2020.
OUTLOOK FOR 2020
Due to uncertainties regarding the duration and impact of the COVID-19 pandemic, Huron is withdrawing its previously announced full year 2020 guidance.
FIRST QUARTER 2020 WEBCAST
The company will host a webcast to discuss its financial results today, April 30, 2020, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2019, and under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues and reimbursable expenses:
Revenues	$222,619	$204,445
Reimbursable expenses	19,303	18,617
Total revenues and reimbursable expenses	241,922	223,062
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	156,248	137,780
Amortization of intangible assets and software development costs	1,301	1,117
Reimbursable expenses	19,389	18,669
Total direct costs and reimbursable expenses	176,938	157,566
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	43,446	50,749
Restructuring charges	1,609	1,275
Litigation and other gains	(150)	(456)
Depreciation and amortization	6,114	7,172
Goodwill impairment charges	59,816	—
Total operating expenses and other losses (gains), net	110,835	58,740
Operating income (loss)	(45,851)	6,756
Other income (expense), net:
Interest expense, net of interest income	(2,341)	(4,258)
Other income (expense), net	(5,296)	2,217
Total other expense, net	(7,637)	(2,041)
Income (loss) from continuing operations before taxes	(53,488)	4,715
Income tax expense (benefit)	(11,215)	1,365
Net income (loss) from continuing operations	(42,273)	3,350
Loss from discontinued operations, net of tax	(35)	(46)
Net income (loss)	$(42,308)	$3,304
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$(1.94)	$0.15
Loss from discontinued operations, net of tax	—	—
Net income (loss)	$(1.94)	$0.15
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$(1.94)	$0.15
Income (loss) from discontinued operations, net of tax	—	—
Net income (loss)	$(1.94)	$0.15
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,827	21,868
Diluted	21,827	22,311
Comprehensive income:
Net income (loss)	$(42,308)	$3,304
Foreign currency translation adjustments, net of tax	(779)	316
Unrealized gain (loss) on investment, net of tax	(258)	2,657
Unrealized loss on cash flow hedging instruments, net of tax	(1,685)	(237)
Other comprehensive income (loss)	(2,722)	2,736
Comprehensive income (loss)	$(45,030)	$6,040

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$151,009	$11,604
Receivables from clients, net	105,379	116,571
Unbilled services, net	88,960	79,937
Income tax receivable	748	2,376
Prepaid expenses and other current assets	13,309	14,248
Total current assets	359,405	224,736
Property and equipment, net	38,326	38,413
Deferred income taxes, net	8,334	1,145
Long-term investments	67,194	54,541
Operating lease right-of-use assets	52,849	54,954
Other non-current assets	49,578	52,177
Intangible assets, net	28,127	31,625
Goodwill	586,235	646,680
Total assets	$1,190,048	$1,104,271
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,799	$7,944
Accrued expenses and other current liabilities	21,580	18,554
Accrued payroll and related benefits	53,380	141,605
Current maturities of long-term debt	533	529
Current maturities of operating lease liabilities	8,206	7,469
Deferred revenues	30,010	28,443
Total current liabilities	119,508	204,544
Non-current liabilities:
Deferred compensation and other liabilities	26,854	28,635
Long-term debt, net of current portion	451,189	208,324
Operating lease liabilities, net of current portion	67,317	69,233
Deferred income taxes, net	571	8,070
Total non-current liabilities	545,931	314,262
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,391,801 and 25,144,764 shares issued at March 31, 2020 and December 31, 2019, respectively	246	247
Treasury stock, at cost, 2,546,566 and 2,425,430 shares at March 31, 2020 and December 31, 2019, respectively	(128,366)	(128,348)
Additional paid-in capital	444,974	460,781
Retained earnings	195,541	237,849
Accumulated other comprehensive income	12,214	14,936
Total stockholders’ equity	524,609	585,465
Total liabilities and stockholders’ equity	$1,190,048	$1,104,271

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(42,308)	$3,304
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	7,415	8,538
Non-cash lease expense	1,938	2,172
Lease impairment charge	—	740
Share-based compensation	8,504	5,366
Amortization of debt discount and issuance costs	198	2,618
Goodwill impairment charges	59,816	—
Allowances for doubtful accounts	21	59
Deferred income taxes	(14,016)	—
Loss on sale of business	102	—
Change in fair value of contingent consideration liabilities	—	(391)
Changes in operating assets and liabilities, net of divestiture:
(Increase) decrease in receivables from clients, net	11,698	5,129
(Increase) decrease in unbilled services, net	(9,138)	(16,850)
(Increase) decrease in current income tax receivable / payable, net	2,332	3,490
(Increase) decrease in other assets	4,304	(2,554)
Increase (decrease) in accounts payable and other liabilities	(3,708)	2,396
Increase (decrease) in accrued payroll and related benefits	(84,910)	(54,151)
Increase (decrease) in deferred revenues	1,606	1,845
Net cash used in operating activities	(56,146)	(38,289)
Cash flows from investing activities:
Purchases of property and equipment, net	(1,001)	(2,349)
Purchases of investment securities	(13,000)	—
Investment in life insurance policies	(1,472)	(3,645)
Capitalization of internally developed software costs	(2,922)	(2,093)
Net cash used in investing activities	(18,395)	(8,087)
Cash flows from financing activities:
Proceeds from exercise of stock options	468	234
Shares redeemed for employee tax withholdings	(7,133)	(4,385)
Share repurchases	(22,115)	—
Proceeds from bank borrowings	281,000	40,500
Repayments of bank borrowings	(38,131)	(14,627)
Net cash provided by financing activities	214,089	21,722
Effect of exchange rate changes on cash	(143)	73
Net increase (decrease) in cash and cash equivalents	139,405	(24,581)
Cash and cash equivalents at beginning of the period	11,604	33,107
Cash and cash equivalents at end of the period	$151,009	$8,526

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2020	2019
Healthcare:
Revenues	$95,578	$93,682	2.0%
Operating income	$24,050	$27,851	(13.6)%
Segment operating income as a percentage of segment revenues	25.2%	29.7%
Business Advisory:
Revenues	$64,905	$58,806	10.4%
Operating income	$9,842	$9,581	2.7%
Segment operating income as a percentage of segment revenues	15.2%	16.3%
Education:
Revenues	$62,136	$51,957	19.6%
Operating income	$13,116	$12,618	3.9%
Segment operating income as a percentage of segment revenues	21.1%	24.3%
Total Company:
Revenues	$222,619	$204,445	8.9%
Reimbursable expenses	19,303	18,617	3.7%
Total revenues and reimbursable expenses	$241,922	$223,062	8.5%
Statements of Operations reconciliation:
Segment operating income	$47,008	$50,050	(6.1)%
Items not allocated at the segment level:
Other operating expenses	27,146	36,578	(25.8)%
Litigation and other gains	(150)	(456)	(67.1)%
Depreciation and amortization	6,047	7,172	(15.7)%
Goodwill impairment charges(1)	59,816	—	N/M
Total operating income (loss)	(45,851)	6,756	N/M
Other expense, net	(7,637)	(2,041)	274.2%
Income (loss) from continuing operations before taxes	$(53,488)	$4,715	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	892	836	6.7%
Business Advisory	916	864	6.0%
Education	791	649	21.9%
Total	2,599	2,349	10.6%
Average number of full-time billable consultants (for the period) (2):
Healthcare	897	819
Business Advisory	920	839
Education	778	631
Total	2,595	2,289

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
Other Operating Data (continued):	2020	2019
Full-time billable consultant utilization rate (3):
Healthcare	71.6%	78.6%
Business Advisory	71.5%	73.1%
Education	76.2%	76.4%
Total	72.9%	75.9%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$228	$224
Business Advisory (5)	$198	$200
Education	$188	$204
Total (5)	$204	$210
Revenue per full-time billable consultant (in thousands):
Healthcare	$73	$79
Business Advisory	$67	$68
Education	$69	$73
Total	$70	$73
Average number of full-time equivalents (for the period) (6):
Healthcare	278	223
Business Advisory	20	8
Education	60	36
Total	358	267
Revenue per full-time equivalent (in thousands):
Healthcare	$108	$129
Business Advisory	$149	$206
Education	$144	$166
Total	$117	$137

(1)
The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.

(2)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)
The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $224 and $223 for the three months ended March 31, 2020 and 2019, respectively.

Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $213 and $218 for the three months ended March 31, 2020 and 2019, respectively.

(6)
Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, employees who provide managed services in our Healthcare segment, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$222,619	$204,445
Net income (loss) from continuing operations	$(42,273)	$3,350
Add back:
Income tax expense (benefit)	(11,215)	1,365
Interest expense, net of interest income	2,341	4,258
Depreciation and amortization	7,415	8,289
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (7)	(43,732)	17,262
Add back:
Restructuring and other charges	2,458	1,275
Litigation and other gains	(150)	(456)
Goodwill impairment charges	59,816	—
Loss on sale of business	102	—
Foreign currency transaction losses (gains), net	520	(82)
Adjusted EBITDA (7)	$19,014	$17,999
Adjusted EBITDA as a percentage of revenues (7)	8.5%	8.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income (loss) from continuing operations	$(42,273)	$3,350
Weighted average shares - diluted	21,827	22,311
Diluted earnings (loss) per share from continuing operations	$(1.94)	$0.15
Add back:
Amortization of intangible assets	3,209	4,517
Restructuring and other charges	2,458	1,275
Litigation and other gains	(150)	(456)
Goodwill impairment charges	59,816	—
Non-cash interest on convertible notes	—	2,120
Loss on sale of business	102	—
Tax effect of adjustments	(13,409)	(1,953)
Total adjustments, net of tax	52,026	5,503
Adjusted net income from continuing operations (7)	$9,753	$8,853
Weighted average shares - diluted (8)	22,329	22,311
Adjusted diluted earnings per share from continuing operations (7)	$0.44	$0.40

(7)
In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(8)
As the company reported a net loss for the three months ended March 31, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for the first quarter of 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.